DYCOM INDUSTRIES, INC.
450 Australian Avenue South
West Palm Beach, Florida 33401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on November 27, 1995

TO OUR SHAREHOLDERS:
The Annual Meeting of Shareholders (the "Meeting") of Dycom Industries, Inc., a Florida corporation (the "Company"), will be held at the Sheraton West Palm Beach Hotel, 630 Clearwater Park Road, West Palm Beach, Florida, on Monday, November 27, 1995, commencing at 11:00 A.M., to consider and take action on the following proposals:

1.   The election of two directors to the Board of Directors (the "Board").

2. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

The Board has fixed the close of business on Thursday, October 12, 1995, as the record date for the determination of the holders of the Company's outstanding common stock, par value $0.33 1/3 per share, entitled to notice of and to vote at the Meeting. Each shareholder is entitled to one vote per share held as of the record date on all matters to be voted on at the Meeting.

IMPORTANT
Please sign and return the enclosed form of proxy, requested by the Board, as soon as possible, so that your shares may be represented at the Meeting. A majority of the shares entitled to vote at the Meeting must be represented in order to transact business. All shareholders are invited to attend the Meeting in person. If you sign the proxy, you may still vote your shares in person if you attend the Meeting by withdrawing your proxy.

                                   BY ORDER OF THE BOARD OF DIRECTORS,


                                   /s/Patricia B. Frazier
                                   Corporate Secretary
October 26, 1995

DYCOM INDUSTRIES, INC.
450 Australian Avenue South
West Palm Beach, Florida 33401


PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 27, 1995

Introduction

The Annual Meeting of Shareholders (the "Meeting") of Dycom Industries, Inc., a Florida corporation (the "Company" or "Dycom"), will be held on Monday, November 27, 1995, commencing at 11:00 A.M., at the Sheraton West Palm Beach Hotel, 630 Clearwater Park Road, West Palm Beach, Florida, for the purpose of electing two directors.

The accompanying form of proxy is solicited on behalf of the Board of Directors of the Company (the "Board") in connection with the Meeting and any adjournments thereof. This Proxy Statement and the accompanying Proxy Card are first being sent to shareholders on or about October 26, 1995.

The Board has fixed the close of business on October 12, 1995 as the record date (the "Record Date") for the determination of holders of shares of the Company's outstanding Common Stock, par value $0.33 1/3 per share (the "Common Stock"), entitled to notice of and to vote at the Meeting. As of the Record Date, there were 8,549,421 shares of Common Stock outstanding. The holders of Common Stock outstanding at the close of business on the Record Date will be entitled to one vote for each share so held.

A form of proxy that is properly signed, dated, and returned to the Company in time for the Meeting will be voted in accordance with the instructions contained therein. If no instructions are given, the shares represented by the Proxy will be voted for the election of the listed nominees as directors. A shareholder who has given a Proxy may revoke it at any time before it is voted at the Meeting by filing with the Secretary of the Company a document revoking it at or prior to the Meeting or by submitting a Proxy bearing a later date.

The presence in person or by proxy of the holders of a majority of the issued and outstanding shares as of the Record Date is necessary to constitute a quorum for the transaction of business at the Meeting. If a quorum is present, the election of directors will be by a plurality of the votes cast; that is, the two directors receiving the largest number of votes cast will be elected. With respect to the election of directors, negative votes will be without legal effect. With respect to any other matter voted upon at the Meeting, abstentions will be without legal effect and will be disregarded in tabulating votes.

The cost of this solicitation will be borne by the Company. Proxies may be solicited by directors, officers, and regular employees of the Company, personally or by mail, telephone, telegram, or otherwise, but no additional compensation will be paid to any person for such solicitation. The Company will reimburse brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such brokers or nominees.

A copy of the Company's Annual Report to Shareholders, including financial statements for the fiscal years ended July 31, 1995 and 1994, is being mailed to you along with this Proxy Statement but does not constitute a part of the proxy soliciting material.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT


Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding each person known to the Company to own beneficially more than five percent of the Common Stock as of September 15, 1995. The Company understands that, except as otherwise noted, each such person has sole voting and investment power with respect to such shares.

Name and Address         Number of Shares and Nature             Percent
                           of Beneficial Ownership               of Class
Ronald L. Roseman                  700,879<F2>                    8.1%<F3>
4708 West Cayuga
Suite D
Tampa, Florida 33614

Thomas R. Pledger                  658,027<F1> <F2>               7.6%<F3>
450 Australian Avenue South
Suite 860
West Palm Beach, Florida 33401

Floyd E. Younkin                   575,686<F4>                    6.7%
555 Greenlawn Avenue
Columbus, Ohio 43223


     <F1>
     Excludes 12,252 shares owned by Thomas R. Pledger, Jr., Mr. Pledger's son, as to which Mr. Pledger disclaims any beneficial interest.

     <F2>
     Includes shares that may be acquired within 60 days after September 15, 1995 upon exercise of stock options in the amount of 25,000 shares each by Messrs. Pledger and Roseman.

     <F3>
     Class includes outstanding shares and presently exercisable stock options held by directors and executive officers.

     <F4>
     Excludes 320,817 shares owned by Mary Irene Younkin, Mr. Younkin's wife. Each disclaims any beneficial interest in the other's shares, as well as in 161,597 shares owned by their son, Ronald P. Younkin, a director of the Company, and 1,661 shares owned by their grandchildren.

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of Common Stock by each director and nominee, certain executive officers, and by all directors, nominees, and executive officers of the Company as a group as of September 15, 1995. The Company understands that, except as otherwise noted, each such person has sole voting and investment power with respect to such shares.

                         Number of Shares and Nature      Percent
Name                       of Beneficial Ownership        of Class<F1>
Ronald L. Roseman               700,879<F3>                8.1%

Thomas R. Pledger               658,027<F2> <F3>           7.6%

Ronald P. Younkin               165,597<F3> <F4>           1.9%

Louis W. Adams, Jr.               4,234<F3>                <F5>

Walter L. Revell                  5,000<F3>                <F5>

Douglas J. Betlach                1,379<F3>                <F5>

All officers, directors, and
and nominees as a group of 8  1,563,911<F3>               18.2%
persons

     <F1>
     Class includes outstanding shares and presently exercisable stock options held by directors and executive officers.

     <F2>
     Excludes 12,252 shares owned by Thomas R. Pledger, Jr., Mr. Pledger's son, as to which Mr. Pledger disclaims any beneficial interest.

     <F3>
     Includes shares that may be acquired within 60 days after September 15, 1995 upon exercise of stock options as follows: Mr. Pledger 25,000 shares; Mr. Roseman 25,000 shares; Mr. Younkin 4,000 shares; Mr. Adams 4,000 shares; Mr. Revell 4,000 shares; Mr. Betlach 1,000 shares; and all directors and officers as a group 65,000 shares.

     <F4>
     Excludes 1,661 shares owned by Mr. Younkin's children, as to which he disclaims any beneficial interest. Mr. Younkin is the son of Floyd E. Younkin.

     <F5>
     Less than 1%.

ELECTION OF DIRECTORS

The Board is divided into three classes with terms expiring in succeeding years. Walter L. Revell and Ronald L. Roseman are currently serving terms which expire at the Meeting. The Board has nominated Messrs. Revell and Roseman for election to a term of office expiring at the 1998 Annual Meeting.

Unless a Proxy Card specifies otherwise, the votes represented by the enclosed Proxy Card will be cast for the election of Messrs. Revell and Roseman. In the event that the nominees become unavailable to serve (which is not anticipated), the Proxy Card gives the named proxies the authority to vote for such other person or persons as such proxies may select.

                                                                     Term
                                                                    Expires
                                                                      At
    Nominee          Principle Occupation For Past                  Annual
     For              Five Years and Directorships        Director  Meeting
    Election     Age      in Public Companies               Since   For Year
Walter L. Revell   48  Chairman and Chief Executive Officer   1993    1998
                       of H.J. Ross Associates, Inc. since
                       April 1991 (consulting engineering,
                       architectural, and planning)
                       Director of Hotelecopy, Inc.
                       (international fax mail service)
                       Director of St. Joe Paper Company
                       (diversified corporation in forest
                       products, transportation, sugar,
                       communications, and real estate)

Ronald L. Roseman  58  President and Chief Operating Officer  1982    1998
                       of Company since August 1, 1993
                       President of Coastal Electric
                       Constructors, Inc. since July 1991
                       (electrical services) President of
                       Southeastern Electric Construction,
                       Inc., a subsidiary of the Company
                       Company through July 1991

                                                                     Term
                                                                    Expires
Directors Whose                                                       At
Terms Continue          Principle Occupation For Past               Annual
  Beyond the              Five Years and Directorships     Director Meeting
   Meeting        Age       in Public Companies             Since   For Year

Louis W. Adams, Jr. 57  Attorney, Retired                     1969   1996

Thomas R. Pledger   57  Chairman and Chief Executive Officer  1981   1996
                        of the Company since January 2, 1984;
                        President of the Company from January
                        1984 through June 1991
                        Director of Davis Water & Waste
                        Industries, Inc. (manufacturing and
                        marketing of products relating to the
                        distribution of water and the
                        treatment of water and wastewater)

Ronald P. Younkin   53  President of Greenlawn Mobile Home    1975   1997
                        Sales, Inc. (sale of mobile homes
                        and operation of mobile home parks)

Board of Directors Meetings and Committees of the Board of Directors

The Board held six meetings in the fiscal year ended July 31, 1995. Each incumbent director attended more than 75% of the aggregate of the meetings held by the Board and its respective committees on which such director served during the Company's 1995 fiscal year.

The Company has standing Audit and Compensation, Executive, Finance, and Nominating Committees; the members and functions of which are described below.

Audit and Compensation Committee. The members are Messrs. Adams, Revell, and Younkin. The Committee makes recommendations to the Board concerning the appointment of auditors for the Company; meets with the Company's auditors to review the nature and scope of audit work to be performed and the estimated costs of such work; the progress and results of the annual audit of the Company; and other matters related to accounting and auditing, including the adequacy of the Company's internal accounting controls. The Committee has supervision over the internal audit function. The Committee also makes recommendations to the Board concerning the compensation of the officers and employees of the Company and acts as the committee to administer the Company's Incentive Stock Option Plans. The Committee met four times during fiscal 1995.

Executive Committee. The members are Messrs. Adams, Pledger, and Roseman. The Committee has authority to review general corporate policy and take action between meetings of the Board on such matters requiring Board approval as are required for the proper and efficient functioning of the Company. The Committee did not meet during fiscal 1995.

Finance Committee.  The members are Messrs. Adams, Revell, and Younkin.
The function of the Committee is to review financing needs and alternatives available; review the insurance coverages maintained; and monitor profit sharing plans maintained by subsidiaries. The Committee met one time during fiscal 1995.

Nominating Committee. The members are Messrs. Adams, Pledger, and Younkin. The function of the Committee is to recommend nominees for directors to the Board. The Committee met twice during fiscal 1995.

The Nominating Committee will consider nominees recommended by shareholders. Shareholders may either request the Nominating Committee to consider a proposed candidate for nomination by the Board or propose a candidate for election directly to the shareholders at a shareholders' meeting where directors are to be elected. In either case, the candidate's name and the information described below should be sent to the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting (unless the date of the annual meeting is changed by more than 30 days from such anniversary date, in which case the information must be received by the 10th day after notice or disclosure of the meeting date) for forwarding to the Board, in the case of candidates proposed for direct election by the shareholders, or the Nominating Committee. Persons who propose candidates for election directly by the shareholders must be shareholders of record as of the record date for the shareholders' meeting. In addition to the candidate's name, the Secretary should be furnished with the candidate's age, business and residence addresses, and principal occupation or employment; information with respect to the shares of the Company's stock beneficially owned by the candidate and any other person sharing beneficial ownership; any group of which the person is a member or any person acting in concert with the candidate or such group, any affiliates or associates of such persons, and any other shareholders known to be supporting the nomination; a description of any arrangements or understandings between the nominating shareholder or any of the foregoing persons and the candidate or any other person pursuant to which the nomination is proposed; and any other information with respect to any of the foregoing persons that would be required to be disclosed in connection with the solicitation of proxies for the election of the candidate. The preceding is an incomplete summary of certain provisions of the Company's By-Laws. The By-Laws should be consulted sufficiently in advance of any shareholders' meetings to ensure compliance with applicable requirements. Information with respect to candidates for election at next year's annual meeting should be received by the Secretary after August 29, 1996 but before September 28, 1996.


Legal Proceedings Involving Members of the Board of Directors and Executive Officers

By Final Order and Judgment dated December 6, 1994, the United States District Court for the Southern District of Florida approved the final Stipulation of Settlement in connection with a class action claim against the Company and others. As previously reported, on June 25, 1991 this class action, Greenfield, et al. v. Dycom Industries, Inc., Thomas R. Pledger, William T. Stover, and Robert T. Owens, was filed by several shareholders of the Company alleging that the Company, two of its Directors, Messrs. Pledger and Stover (who subsequently resigned from the Board), and its then Vice President/Finance, Treasurer, and Chief Financial Officer, Mr. Owens, violated Section 10(b) of the Securities and Exchange Act of 1934. The complaint was thereafter amended to allege manipulation of earnings and negligent misrepresentation and to seek damages arising from the purchase of the Company's stock by class members between February 26, 1990 and March 9, 1992. The Stipulation of Settlement approved by the Court provided for the creation of a $4 million settlement fund out of which all class claims and plaintiffs' attorneys' fees were paid. The Company paid $600,000 of the settlement monies, and the balance of the settlement monies was paid by the Company's insurance carrier. By Order dated September 6, 1995, the Court approved distribution of the settlement monies in accordance with the Stipulation of Settlement.

As also previously reported, on July 31, 1992 a shareholder's derivative action was filed in Palm Beach County Circuit Court by Mr. Milton Gerber, naming as defendants Messrs. Pledger, Adams, Theodore Kennedy (who subsequently resigned from the Board of Directors), Roseman, Stover, Alan
H. Weingarten (who subsequently resigned from the Board), Younkin, Owens, and John Cypherd, the former President of S.T.S., Inc., a subsidiary of the Company (Mr. Cypherd retired July 31, 1993). Mr. Gerber's lawsuit accused the defendants of, among other things, breach of fiduciary duty, mismanagement, violations of federal and state securities laws, misstatement of reported earnings, theft, and waste of corporate assets. In September of 1994, the parties executed a Settlement Agreement to resolve this action. The Settlement Agreement, which was approved by the Palm Beach Circuit Court on December 9, 1994, provided that the settlement would result in certain therapeutic changes in the Company's corporate governance, but would not require any additional payments of monies other than the cash settlement provided in the context of the class action settlement.

In connection with the above-referenced lawsuits, the Company has advanced no legal expenses on behalf of any director, officer, or employee of the Company, or its subsidiaries since the last shareholders' meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS.

MANAGEMENT COMPENSATION AND TRANSACTIONS


Compensation of Executive Officers

The following table sets forth all cash compensation paid or accrued by the Company and its subsidiaries for services rendered to the Company and its subsidiaries in all capacities during the fiscal year ended July 31, 1995, 1994, and 1993 to the Company's (1) Chief Executive Officer and (2) executive officers whose total cash compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

                                                            Long-Term
                                                          Compensation
                           ANNUAL COMPENSATION               Awards
     Name and                                                Stock
     Principal    Fiscal                                    Options
     Position      Year   Salary    Bonus        Other     # of Shares
Thomas R. Pledger  1995   $408,000   -0-       $526,771 <F1> <F2>
Chairman and CEO   1994   $306,013   -0-       $ 99,196 <F1>    100,000
                   1993   $279,000   -0-       $110,676 <F1>

Ronald L. Roseman  1995   $194,872   $78,027   $    533
President and COO  1994   $133,333   -0-                        100,000

Douglas J. Betlach 1995   $ 99,672   $14,000   $  1,003           6,000
Vice President and
CFO

     <F1>
     Includes $97,777 in annual insurance premiums for a life insurance policy owned by Mr. Pledger.

     <F2>
     Includes $427,500 market value of common stock awarded pursuant to Mr. Pledger's employment agreement. Prior to August 1, 1994, a portion of the shares were subject to certain restrictions as to sale or transfer.

STOCK OPTION GRANTS IN 1995

The following table shows the options granted to the named executive officers of the Company during fiscal 1995 under the Company's 1991 Incentive Stock Option Plan.

                                                              Potential
                                                              Realizable
                                                               Value at
                                                             Assumed Rates
                                                            of Stock Price
                                                             Appreciation
                                                              for Option
                            Individual Grants                    Term

                            % of
                  Options   Total
                  Granted  Options    Exercise
                   (# of   Granted to  Price    Expiration
  Name             Shares) Employees  ($/Share)    Date       5%      10%
Douglas J. Betlach  3,000      4.47%    $2.750     11/28/99  $2,279  $ 5,037
Vice President and  3,000      3.18%    $6.750     07/10/00  $5,595  $12,363
CFO

STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                              Value of
                                                            Unexercised
                   Shares                                  In-The-Money
                  Acquired              Options at          Options at
                     On                July 31, 1995       July 31, 1995
                  Excercise            (# of Shares)          ($)<F1>
                   (# of     Value      Exercisable/       Exercisable/
Name               Shares)  Realized    Unexercisable      Unexercisable
Thomas R. Pledger     0      $0         30,172/75,000      $65,625/$196,875
Chairman and CEO

Ronald L. Roseman     0      $0         25,000/75,000      $87,500/$262,500
President and COO

Douglas J. Betlach    0      $0          1,000/8,500       $ 3,250/$ 19,750
Vice President and
CFO

     <F1>
     The fair market value of the common stock as of July 31, 1995 was $6.50.

Mr. Pledger serves as Chief Executive Officer of the Company. On July 31, 1994, a five-year employment agreement with Mr. Pledger expired. Although the agreement provided that Mr. Pledger's annual salary during the year ended July 31, 1994 would be $398,000, Mr. Pledger voluntarily agreed to reduce his compensation during fiscal 1994 to $298,000. Pursuant to the employment agreement, Mr. Pledger received 150,000 shares of common stock which were subject to "piggyback" registration rights. The agreement also provided that the Company was obligated to pay Mr. Pledger a retirement benefit of $100,000 for each year of employment he completes under his employment agreement. The Company transferred two life insurance policies with face values of $500,000 and $3,300,000 to Mr. Pledger and pays premiums of $97,777 per year on such policies in satisfaction of this obligation. The Company extended Mr. Pledger's employment agreement through November 30, 1995 on the same terms and conditions as were contained in the original agreement. In July 1995, the Company again extended Mr. Pledger's agreement for an additional period of five years, expiring November 30, 2000, on the same terms and conditions as set forth in the original agreement.

Directors who are not employees of the Company receive $1,200 for each directors' meeting attended, $600 for each committee meeting attended in conjunction with a directors' meeting, $1,200 for each committee meeting attended not in conjunction with a directors' meeting, $600 for telephone conference meetings, and an annual retainer of $10,000.

Report on Executive Compensation

The Audit and Compensation Committee ("Committee") of the Board of Directors administers the compensation of the executive officers and other key employees of Dycom and its subsidiaries. The Committee was composed of three directors during fiscal 1995 who were not employed by the Company. The Committee's recommendations are subject to approval by the full Board. The following report is submitted by the Committee regarding compensation paid during fiscal year 1995.

The compensation program of the Company is designed to allow the Company to attract, motivate, and reasonably reward professional personnel who will effectively manage the assets of the Company and generate value over time for its shareholders. In recent years, the compensation mix has reflected a balance between an annual salary, incentive compensation, and stock options.

Salaries. The salary of Mr. Pledger, Chairman and Chief Executive Officer, during fiscal 1995 was fixed by an employment contract with the Company. Said employment contract expires on November 30, 1995 but has been extended through November 30, 2000.

Salaries for other executive officers were established based on an individual's performance and general market conditions. Salary levels are intended to recognize the challenge of different positions, taking into consideration the type of activity of the position, the responsibility associated with the job, and the relative size of the operation. During fiscal 1995, the Committee determined the compensation of four executive officers. Salaries for three executive officers during fiscal 1995 increased by 2.5% to reflect a cost-of-living increase. Salary for the other executive officer remained the same in fiscal 1995 as in fiscal 1994.

Incentive Compensation. In addition to paying a base salary, the Company in recent years has provided for incentive compensation as a component of overall compensation. Incentive compensation as a component of overall compensation is tied to overall performance, usually with a heavy emphasis on the profitability of the operation under the control of the individual. In fiscal 1995, the actual incentive compensation pool was established by formula based upon the Company's consolidated financial performance. The fiscal 1995 key financial performance measures were total revenue and income before income taxes ("IBT"). In 1995, the Company's total revenue and IBT performance significantly improved over the fiscal 1994 results. Individual awards from the incentive compensation pool are recommended by senior management for consideration and approval by the Committee.

Stock Options. The Committee awarded stock options to certain executive officers of the Company in order to recognize their contribution and to further encourage them to focus on the long-term profitability of the Company. The size of individual stock option grants was related to an individual's performance (as with salaries mostly on a subjective basis) and the individual's level of responsibility within the organization. The Committee's objective was to further encourage persons receiving options who are directly responsible for the operations of a subsidiary of the Company to think and act in a way to maximize the long-term value of the stock and increase shareholder value. The options were granted pursuant to the Company's Incentive Stock Option Plan. The exercise price of the options granted equaled the market price of the stock on the date of grant. Employees' options vest over a four-year period and have a term of five years; Directors' options vest over a three-year period and have a term of four years.

In fiscal 1995, stock options of 12,000 shares were granted to three executive officers of the Company.
                                   Ronald P. Younkin, Chairman
                                   Louis W. Adams, Jr.
                                   Walter L. Revell
                                   Audit and Compensation Committee

PERFORMANCE PRESENTATION

Set forth below is a graph which compares the cumulative total returns for Dycom's common stock against the cumulative total return (including reinvestment of dividends) of the Standard & Poors (S&P) 500 Composite Stock Index and respective peer group indices for the last five fiscal years, assuming an investment of $100 in the Company's common stock and each of the respective peer group indices noted on July 31, 1990. For the Dycom Industries, Inc. common stock, a peer group consisting of MasTec has been used. This graph is not intended to predict the Company's forecast of future financial performance.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
AMONG DYCOM INDUSTRIES, INC., THE S&P 500 INDEX AND A PEER GROUP

                                       July 31,
                         _______________________________________

                            1990   1991   1992   1993   1994   1995
                            ____   ____   ____   ____   ____   ____
Dycom Industries, Inc.      100     81     43     27     21     57

Peer Group                  100     78     37     25     58     89

S&P 500                     100    113    127    138    145    183


Transactions with Management and Others

In connection with the acquisition of Ansco & Associates, Inc. and two related companies ("Acquired Companies") in 1989, several long-term leases with First South Development and Investment Corporation ("First South") were assumed by the Acquired Companies. Mr. William T. Stover (former Beneficial Owner) has a controlling interest in First South. During fiscal 1995, a subsidiary of the Company incurred expenses of $237,500 in connection with said leases.

In connection with the Ansco acquisition, several long-term leases with Mr. Stover and Mr. Robert A. Stoutt were assumed by the Acquired Companies.

During fiscal 1995, a subsidiary of the Company incurred expenses of $167,267 related to said individuals in connection with said leases.

During fiscal 1995, Southeastern Electric Construction, Inc. and Kohler Construction Company, Inc., both subsidiaries of the Company, sold equipment and tools, respectively, in the total amount of $42,643 to Grenada Electric, a corporation in which Ronald L. Roseman, President, Chief Operations Officer, and Director of the Company, owns a minority interest.

During fiscal 1995, Ivy H. Smith Company, a subsidiary of the Company, performed work in the amount of $29,500 for Coastal Electric Constructors, Inc., a company in which Mr. Roseman is President.

During fiscal 1995, Ivy H. Smith Company, after receiving competitive bids, subcontracted work in the amount of $77,340 to Pledger, Inc., a company solely owned by Thomas R. Pledger, Jr., the son of Thomas R. Pledger, Chairman and Chief Executive Officer of the Company.

APPOINTMENT OF INDEPENDENT AUDITORS

The appointment of auditors is approved annually by the Board. The Board engaged the accounting firm of Deloitte & Touche LLP, Certified Public Accountants, to act as the Company's independent auditors for the fiscal year ended July 31, 1995. It is expected that the Board will appoint Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending July 31, 1996 when the Board meets in November 1995. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting. As representatives, they shall have the opportunity to make a statement if they desire to do so and are expected to be available to respond to any appropriate questions.


SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

Shareholders' proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 intended to be presented at the 1996 Annual Meeting of Shareholders of the Company, tentatively scheduled for November 1996, must be received by the Company prior to June 30, 1996 to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

The Company's By-Laws require that shareholders who desire to propose matters for action at shareholders meetings, provide the Company with certain information described in the By-Laws not more than 90 days nor less than 60 days prior to the anniversary date of the preceding year's annual meeting (unless the date of the meeting is changed by more than 30 days from such anniversary date, in which case the information must be received within 10 days after the date of the meeting is publicly disclosed by notice to shareholders or otherwise). Shareholders desiring to propose such matters at next year's annual meeting of shareholders will be required to provide such information after August 29, 1996 and before September 28, 1996.
Shareholders should consult the By-Laws (which have been filed as an Exhibit to a Current Report on Form 8-K dated September 11, 1992 and are available upon request by any shareholder from the Company's Secretary) sufficiently in advance of the final date to ensure compliance with the By-Laws' requirements.


OTHER BUSINESS

The Board is not aware of any matters not referred to herein and in the accompanying Notice of Meeting that will be presented for action at the Meeting. If any other matters should properly come before the Meeting, it is intended that the shares represented by the proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

The Company's Annual Report to Shareholders, including financial statements for the fiscal years ended July 31, 1995 and 1994, accompanies this Proxy Statement.

                              BY ORDER OF THE BOARD OF DIRECTORS,

                              /s/ Patricia B. Frazier
                              Corporate Secretary


October 26, 1995